                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             PNM Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

PNM Resources, Inc.
Alvarado Square                                             [PNM RESOURCES LOGO]
Albuquerque, NM  87158

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 14, 2002
                        9:30 A.M., MOUNTAIN DAYLIGHT TIME

                         SOUTH BROADWAY CULTURAL CENTER
                                1025 BROADWAY, SE
                             ALBUQUERQUE, NEW MEXICO

                                                                  April 10, 2002
Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. ("PNM Resources"). The meeting will be held on Tuesday, May 14, 2002, at 9:30 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway, SE, Albuquerque, New Mexico. A map to the meeting location is included on the back page of this proxy statement. At the meeting, shareholders are being asked to:

         o        vote on election of four directors,

         o approve appointment of Arthur Andersen LLP as independent public accountants for 2002, subject to the authority of the Board to select a different independent accounting firm at any time during the year if the Board, in its discretion, determines that the change is in the best interest of PNM Resources and its shareholders, and

         o        conduct other business properly brought up at the meeting.

         Holders of PNM Resources common stock of record at the close of business on March 25, 2002, may vote at the meeting.

         Your vote is important. Whether or not you plan to attend, please sign, date, and return the enclosed proxy card in the envelope provided. Your shares may also be voted by telephone or via the Internet. If you attend the meeting and prefer to vote in person, you may do so.

         This proxy statement and proxy card are being distributed on or about April 10, 2002.

         The continuing interest of our shareholders in the business of PNM Resources is appreciated and we hope you will be able to attend.

                                           Sincerely,

                                           /s/ Jeffry E. Sterba

                                           Jeffry E. Sterba
                                           Chairman of the Board, President and
                                           Chief Executive Officer

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

Notice of Annual Meeting.........................................................Cover

Introduction, Attendance and Voting Matters..........................................1

Proposal 1:  Election of Directors...................................................3

PNM Resources Common Stock Owned by
Executive Officers and Directors.....................................................7

Persons Owning More than Five Percent of
PNM Resources Common Stock...........................................................8

Board Meetings and Committees........................................................9

Performance Graph...................................................................12

Audit and Ethics Committee Report...................................................13

Board Governance and Human Resources Committee
Report on Executive Compensation....................................................15

Executive Compensation..............................................................18

Option Grants and Exercises in 2001.................................................19

Proposal 2:  Approval of Independent Public Accountants.............................23

Other Matters.......................................................................24


Exhibit A - Audit and Ethics Committee Charter.....................................A-1

--------------------------------------------------------------------------------
                   INTRODUCTION, ATTENDANCE AND VOTING MATTERS
--------------------------------------------------------------------------------


INTRODUCTION

     Upon the completion on December 31, 2001, of a one-for-one share exchange between Public Service Company of New Mexico ("PNM") and PNM Resources, Inc. ("PNM Resources"), PNM Resources became the parent company of PNM. Prior to the share exchange, PNM Resources had existed as a subsidiary of PNM.

     The new holding company, PNM Resources, began trading on the New York Stock Exchange under the same PNM symbol beginning on December 31, 2001. With the change in corporate structure, the utility, PNM, became a wholly owned subsidiary of PNM Resources.

     The material presented in this proxy statement refers to both PNM Resources and PNM. When the information presented is for time periods prior to 2002, the information generally refers to PNM. For time periods beginning in 2002, the information generally refers to PNM Resources.

ADMISSION TICKETS

     Admission tickets will be distributed at the registration tables in the lobby of the South Broadway Cultural Center prior to the Annual Meeting. Attendance is limited to shareholders of record on March 25, 2002. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

VOTING METHODS

     You can vote on matters to come before the meeting in two ways:

         o        you can come to the Annual Meeting and cast your vote there;

         o you may vote your proxies by telephone, by calling 1-800-732-6583 (toll free) or through the Internet at HTTP://PROXY.GEORGESON.COM, or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. To vote by telephone or through the Internet, please refer to the instructions on the enclosed proxy card (shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be paid by the shareholder).

         Your shares will be voted in the manner you indicate. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen LLP as independent public accountants, and on all other matters in accordance with their best judgment. You can revoke your proxy at any time before it is exercised and vote your shares in person if you attend the meeting.

         Each share of PNM Resources common stock you own entitles you to one vote. As of March 25, 2002, there were 39,117,799 shares of PNM Resources common stock outstanding.

THE QUORUM REQUIREMENT

         A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the outstanding common stock of PNM Resources is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

VOTE NECESSARY FOR ACTION

         A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, at the Annual Meeting are required to elect directors and to approve the selection of independent public accountants. Abstentions will have the effect of a vote against these matters while "broker non-votes" will not be counted in calculating voting results on these matters.

SHARES HELD IN STREET NAME

         If you do not return your proxy and your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on some "routine" matters. The New York Stock Exchange has determined that the two proposals described in this proxy statement are considered routine matters.

         If you do not give a proxy to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

         You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

SHARES HELD IN THE MASTER EMPLOYEE SAVINGS PLAN AND TRUST

         If you are a participant in the Public Service Company of New Mexico Master Employee Savings Plan and Trust ("MESP") and shares of PNM Resources have been allocated to your account under the company stock fund investment option of the MESP, then YOU WILL RECEIVE A SEPARATE VOTE AUTHORIZATION FORM AND SUPPLEMENTAL MATERIALS ON VOTING INSTRUCTIONS FOR THESE SHARES FROM THE MESP COMMITTEE.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS PROXY STATEMENT

         The Board knows of no other business to be conducted at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on those matters.

--------------------------------------------------------------------------------
                        PROPOSAL 1: ELECTION OF DIRECTORS
                         (PROPOSAL 1 ON YOUR PROXY CARD)
--------------------------------------------------------------------------------


GENERAL INFORMATION

         In connection with the formation of the new holding company, the number of directors of PNM Resources was increased from seven to nine and the Board was divided into three classes. Each class has a staggered term of office so that one class of directors will be elected at each annual meeting for a term of three years. Dr. R. Martin Chavez and Dr. Manuel T. Pacheco were elected as directors by the PNM Resources Board of Directors on November 16, 2001, to be effective the next business day after the effective date of the share exchange (January 2, 2002), when the size of the Board was increased to nine. In accordance with New Mexico law, the terms of Dr. Chavez and Dr. Pacheco expire at this Annual Meeting because they were elected due to an increase in number of directors and so they are both nominated for election at this year's Annual Meeting in addition to the class of directors with terms expiring this year.

         All nine directors of PNM Resources were also members of the PNM Board of Directors until December 31, 2001, when all but J. E. Sterba resigned so that the PNM Board could be reorganized consistent with becoming a wholly owned subsidiary of the holding company.

         If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board.

DIRECTORS NOMINATED THIS YEAR


         TERMS EXPIRING IN 2005 (CLASS "A" DIRECTORS)

         R. MARTIN CHAVEZ, PH.D.
         PNM Resources Director since January 2, 2002
         PNM Director August-December 2001

     Dr. Chavez, 38, is a resident of New York, New York, and is the Chairman and CEO of Kiodex, Inc., of New York, New York. Dr. Chavez also served as Vice President and Senior Energy Strategist for Goldman, Sachs & Company, New York, New York, from 1993 to 1997.

         JOYCE A. GODWIN
         PNM Resources Director since March 3, 2000
         PNM Director 1989-2001

     Ms. Godwin, 58, is a resident of Albuquerque, New Mexico, and served as Vice President and Secretary of Presbyterian Healthcare Services of Albuquerque, New Mexico, from 1979 until her retirement in December 1993. Ms. Godwin also served as Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures from 1986 until her retirement in December 1993. Other directorships include: Charter Bank, Albuquerque, New Mexico.

         PAUL F. ROTH
         PNM Resources Director since July 5, 2001
         PNM Director 1991-2001

         Mr. Roth, 69, is a resident of Santa Fe, New Mexico, and served as the President of the Dallas Chamber of Commerce, Dallas, Texas, from 1991 to 1992. Between 1956 and 1991, Mr. Roth served in various executive positions including President of the Texas Division of Southwestern Bell Telephone Company, Dallas, Texas.

         The nomination and election for this term of service will result in Ms. Godwin and Mr. Roth serving for more than twelve (12) years on the boards of PNM and PNM Resources. The Board has deemed that, due to the transition to a holding company structure, the addition of two new directors within the last year, and to better coordinate an orderly transition to new directors, it is in the best interest of PNM Resources for these two directors to continue serving on the Board. In accordance with the Director's Service Policy approved on February 19, 2002, and referenced in this proxy statement on page 11, these directors shall submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable.

         TERM EXPIRING IN 2003 (CLASS "B" DIRECTOR)

         MANUEL T. PACHECO, PH.D.
         PNM Resources Director since January 2, 2002
         PNM Director November-December 2001

     Dr. Pacheco, 60, is a resident of Columbia, Missouri, and is the President of the University of Missouri System. From 1984 to 1997 Dr. Pacheco served as President of various universities, including the University of Arizona and the University of Houston. Dr. Pacheco is being nominated for election as a Class "B" director of PNM Resources, for a term expiring at the annual meeting of shareholders in 2003.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE

         TERMS EXPIRING IN 2003 (CLASS "B" DIRECTORS)

         ROBERT G. ARMSTRONG
         PNM Resources Director since March 3, 2000
         PNM Director 1991-2001

     Mr. Armstrong, 55, is a resident of Roswell, New Mexico, and is the President of Armstrong Energy Corporation, Roswell, New Mexico, an oil and gas exploration and production company.

         ROBERT M. PRICE
         PNM Resources Director since March 3, 2000
         PNM Director 1992-2001

     Mr. Price, 71, is a resident of Edina, Minnesota, and has been President of PSV Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer of Control Data Corporation, a mainframe computer manufacturer and business services provider. Other directorships include: Affinity Technology Group, Inc. and Data Link Corporation.

         TERMS EXPIRING IN 2004 (CLASS "C" DIRECTORS)

         BENJAMIN F. MONTOYA
         PNM Resources Director since March 3, 2000
         PNM Director 1993-2001

     Mr. Montoya, 66, is a resident of Granite Bay, California, and is CEO and Director of Smart System Technologies, Inc. He served as President and Chief Executive Officer of PNM from August 1993 to June 1999; as Chairman, President and CEO of PNM through March 2000; as Chairman and CEO of PNM from March 2000 through June 2000; and as Chairman of the Board of PNM from June 2000 through October 2000. He previously served as Senior Vice President and General Manager, Gas Supply Business Unit, Pacific Gas and Electric Company from 1991 to 1993. Other directorships include: Wells Fargo Corporation (formerly Norwest Corporation) and Jacobs Engineering.

         THEODORE F. PATLOVICH
         PNM Resources Director since March 3, 2000
         PNM Director 2000-2001

     Mr. Patlovich, 74, is a resident of Albuquerque, New Mexico, and is a businessman, entrepreneur, and teacher. He joined Loctite Corporation in 1956, serving in various executive positions, including President of the Loctite Pacific Group from 1974 to 1975, President of Loctite-Japan from 1975 to 1983, Corporate Senior Vice President from 1985 to 1991, and Vice Chairman of the Board of Directors from 1985 until his retirement in 1991. Other directorships include: SVS, Inc., Fresnel Corporation, Reflexite Corporation, and American Home Furnishings.

         JEFFRY E. STERBA
         PNM Resources Director since March 3, 2000
         PNM Director since 2000

     Mr. Sterba, 46, is a resident of Albuquerque, New Mexico, and is Chairman, President and Chief Executive Officer of PNM Resources. Mr. Sterba continues to serve as Chairman, President and Chief Executive Officer of its wholly owned utility subsidiary, PNM. Mr. Sterba became President of PNM on March 6, 2000, became President and CEO of PNM on June 6, 2000, and was elected Chairman of the Board of PNM on October 1, 2000. Previously, Mr. Sterba served as Executive Vice President of USEC, Inc. from January 1999 to February 2000. Before joining USEC in January 1999, Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM overseeing all of PNM's business units. During his previous years at PNM, Mr. Sterba held various executive positions and was responsible for bulk power services, corporate strategy and asset restructuring, retail electric and water services, and electric business development and finance.

DIRECTOR COMPENSATION

         Of PNM Resources' current Board members, only Mr. Sterba is a salaried employee and receives no compensation for serving on the Board. Board members who are not salaried employees of PNM Resources receive compensation for Board service, which currently includes:

         ANNUAL RETAINER:    $25,000 and 5,000 stock options

         ATTENDANCE FEES:    $ 1,000 per Board meeting
                             $   750 for each Board committee meeting

         COMMITTEE CHAIRS:   $   300 for each Board committee meeting
                                        (in addition to attendance fees)

         Under PNM Resources' Director Retainer Plan, non-employee directors will receive their annual retainer in the form of cash and stock options as determined by the Board. The options generally vest (become exercisable) on the date of the next annual meeting. The exercise price of the option is equal to the fair market value of the common stock on the date of grant. The compensation currently provided to non-employee directors of PNM Resources differs from the compensation previously provided to non-employee directors of PNM before December 31, 2001.

--------------------------------------------------------------------------------
      PNM RESOURCES COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------------------------------------------------------
                             (AS OF MARCH 15, 2002)

---------------------------------- -----------------------------------------------------------------------------------
                                                   Amount and Nature of Shares Beneficially Owned(a)
---------------------------------- ------------------------- ---------------------------- ----------------------------
              Name                      Aggregate No.             Right to Acquire             Percent of Shares
                                      of Shares Held(b)           Within 60 Days(c)           Beneficially Owned
---------------------------------- ------------------------- ---------------------------- ----------------------------
Robert G. Armstrong                         4,515                       9,000                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
R. Martin Chavez                             400                          0                            *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Roger J. Flynn                              1,520                      47,399                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Joyce A. Godwin                             3,787                       9,000                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Max H. Maerki                               2,111                      25,666                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Benjamin F. Montoya                          646                       120,902                         *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Patrick T. Ortiz                            3,167                      93,671                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Manuel T. Pacheco                            404                          0                            *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Theodore F. Patlovich                       2,000                         0                            *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Robert M. Price                             3,000                       4,000                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
William J. Real                             3,790                      35,765                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Paul F. Roth                                5,378                         0                            *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Jeffry E. Sterba                            3,603                      42,906                          *
---------------------------------- ------------------------- ---------------------------- ----------------------------
Directors & Executive                       38,548                     494,945                       1.35%
Officers as a Group (18)
---------------------------------- ------------------------- ---------------------------- ----------------------------

(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b) Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account.

(c) The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after March 15, 2002, and the number of shares that executive officers have a right to acquire through the Executive Savings Plan upon the participant's death or termination of employment. As of March 15, 2002, the Executive Savings Plan share rights consist of 1,240 shares of the 42,906 shares reported for Jeffry E. Sterba and an additional 146 shares of the 494,945 shares reported for directors and executive officers as a group.
--------------------------------------------------------------------------------
*Less than 1% of PNM Resources outstanding shares of common stock.

--------------------------------------------------------------------------------
       PERSONS OWNING MORE THAN FIVE PERCENT OF PNM RESOURCES COMMON STOCK
                             (AS OF MARCH 15, 2002)
--------------------------------------------------------------------------------

---------------------------------------- ---------------------------- ----------------------------- ------------- ------------
                                                   VOTING                     DISPOSITIVE
                                                  AUTHORITY                    AUTHORITY                            PERCENT
                                         ---------------------------- -----------------------------    TOTAL          OF
NAME AND ADDRESS                             SOLE          SHARED         SOLE          SHARED         AMOUNT        CLASS
---------------------------------------- -------------- ------------- -------------- -------------- ------------- ------------
Prudential Financial, Inc.(1)
   751 Broad Street                            0         2,500,782          0          2,500,782     2,500,782       6.4%
   Newark, New Jersey 07102
Jennison Associates LLC
   466 Lexington Avenue
   New York, New York 10017

---------------------------------------- -------------- ------------- -------------- -------------- ------------- ------------
Cascade Investment, L.L.C.(2)
   2365 Carillon Point                         0         2,669,500          0          2,669,500     2,669,500       6.82%
   Kirkland, Washington 98033
---------------------------------------- -------------- ------------- -------------- -------------- ------------- ------------
Barclays Global Investors, LTD.(3)
  Murray House                             2,059,916         0          2,172,416          0         2,172,416       5.55%
  1 Royal Mint Court
  London, England EC3 NHH

---------------------------------------- -------------- ------------- -------------- -------------- ------------- ------------\

(1) As reported on Schedule 13G dated February 11, 2002, filed with the SEC by Prudential Financial, Inc. The filing reported that Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by certain direct or indirect subsidiaries, including The Prudential Insurance Company of America ("Prudential") and Jennison Associates LLC ("Jennison"). On February 1, 2002, Jennison filed a Schedule 13G with the SEC reporting that as a result of its role as investment advisor to certain managed portfolios, it may be deemed to be the beneficial owner of shares of PNM Resources held by such managed portfolios and that Prudential owns 100% of the equity interests of Jennison. As a result, Prudential may be deemed to have voting and/or dispositive powers over the shares reported by Jennison. This filing reported that Jennison beneficially owned 2,505,600 shares with sole voting and dispositive power.

(2) As reported on Schedule 13G/A dated February 14, 2002, filed with the SEC by Cascade Investment, L.L.C. ("Cascade"). The filing reported that all shares held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.

(3) As reported on Schedule 13G dated March 11, 2002, filed with the SEC by Barclays Global Investors, LTD., Barclays Global Investors, N.A. and Barclays Global Fund Advisors. The filing reported that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. This filing also reported that Barclays Global Investors, N.A. beneficially owned 1,745,740 shares with sole voting power and 1,858,240 shares with sole dispositive power; Barclays Global Fund Advisors beneficially owned 310,226 shares with sole voting and dispositive power; and that Barclays Global Investors, LTD., beneficially owned 3,950 shares with sole voting and dispositive power.

--------------------------------------------------------------------------------

         The information provided above is based on reports filed with the SEC. PNM Resources makes no representation as to the accuracy or completeness of such information. These are the only persons known to PNM Resources, as of March 15, 2002, to be the beneficial owners of more than 5% of PNM Resources common stock.

--------------------------------------------------------------------------------
                          BOARD MEETINGS AND COMMITTEES
--------------------------------------------------------------------------------

                               MEMBERSHIP ROSTERS
                           (STANDING BOARD COMMITTEES)

-----------------------------------------------------------------------------------------------------------------------
                                       PNM
-----------------------------------------------------------------------------------------------------------------------
                                                  Compensation &     Customer &                          Nominating &
Name                             Board    Audit   Human Resources  Public Policy   Executive   Finance    Governance
-----------------------------------------------------------------------------------------------------------------------
R. G. Armstrong                    x        x*           x                             x
-----------------------------------------------------------------------------------------------------------------------
R. M. Chavez(1)                    x        x                                                     x
-----------------------------------------------------------------------------------------------------------------------
J. A. Godwin                       x                     x               x*            x                       x*
-----------------------------------------------------------------------------------------------------------------------
B. F. Montoya                      x                                     x
-----------------------------------------------------------------------------------------------------------------------
M. T. Pacheco(2)                   x        x                            x
-----------------------------------------------------------------------------------------------------------------------
T. F. Patlovich                    x                                                              x            x
-----------------------------------------------------------------------------------------------------------------------
R. M. Price                        x                     x                             x          x*
-----------------------------------------------------------------------------------------------------------------------
P. F. Roth                         x                     x*                            x          x            x
-----------------------------------------------------------------------------------------------------------------------
J. E. Sterba(3)                    x                                                   x*         x
-----------------------------------------------------------------------------------------------------------------------
No. of Meetings in 2001           10        4            4               6             0          5           11
-----------------------------------------------------------------------------------------------------------------------

(1)  Elected Class "C" Director of PNM effective August 14, 2001, replacing
M. Lujan, Jr. Appointed a member of the Audit and Finance Committees on November 30, 2001.

(2)  Elected Class "C" Director of PNM effective November 30, 2001, replacing
J. T. Ackerman. Appointed a member of the Audit and Customer and Public Policy Committees on November 30, 2001.

(3) Chairman, President and CEO. A member of the Finance Committee from January through April 2001. Attended all Committee meetings.
--------------------------------------------------------------------------------
*Chair

-----------------------------------------------------------------------------------------------------------------------
                                  PNM RESOURCES
-----------------------------------------------------------------------------------------------------------------------
                                             Audit &     Board Governance &
Name                              Board      Ethics       Human Resources       Customer Policy          Finance
-----------------------------------------------------------------------------------------------------------------------
R. G. Armstrong                     x           x*                                     x
-----------------------------------------------------------------------------------------------------------------------
R. M. Chavez(1)                     x           x                                                           x
-----------------------------------------------------------------------------------------------------------------------
J. A. Godwin                        x                            x                     x*
-----------------------------------------------------------------------------------------------------------------------
B. F. Montoya                       x                                                                       x
-----------------------------------------------------------------------------------------------------------------------
M. T. Pacheco(2)                    x           x                                      x
-----------------------------------------------------------------------------------------------------------------------
T. F. Patlovich                     x                            x                                          x
-----------------------------------------------------------------------------------------------------------------------
R. M. Price                         x                            x                                          x*
-----------------------------------------------------------------------------------------------------------------------
P. F. Roth                          x                            x*                    x
-----------------------------------------------------------------------------------------------------------------------
J. E. Sterba                        x
-----------------------------------------------------------------------------------------------------------------------
No. of Meetings in 2001(3)          2           0                0                     0                    0
-----------------------------------------------------------------------------------------------------------------------

(1) Elected Class "A" Director of PNM Resources effective January 2, 2002, for a term expiring at the Annual Meeting of Shareholders in 2002.

(2 Elected Class "B" Director of PNM Resources effective January 2, 2002, for a term expiring at the Annual Meeting of Shareholders in 2003, subject, however, to election by shareholders at the 2002 Annual Meeting.

(3) There were no PNM Resources committee meetings held in 2001. Committee membership was determined on November 16, 2001.
--------------------------------------------------------------------------------
*Chair

         In 2001, the PNM Board met ten (10) times and the PNM Resources Board met twice. In addition, the outside Directors of PNM met once during 2001. Attendance in 2001 at full PNM Board and committee meetings exceeded 96%. The PNM Board and committees were reorganized on December 31, 2001, consistent with becoming a wholly owned subsidiary of PNM Resources.

         Since PNM Resources did not become a publicly held holding company until December 31, 2001, this proxy statement describes the standing committees for PNM that met in 2001, as well as the standing committees of PNM Resources that began functioning after December 31, 2001. On November 16, 2001, PNM Resources established the following four committees: Audit and Ethics Committee, Board Governance and Human Resources Committee, Customer Policy Committee, and Finance Committee. Next year's proxy statement will only provide committee information for PNM Resources. All PNM Resources' committees consist of non-employee directors.

         The AUDIT AND ETHICS COMMITTEE of PNM Resources assumes the function that PNM's Audit Committee performed in 2001, as well as ethics-related responsibilities from the former Compensation and Human Resources Committee. This committee assesses the work of PNM Resources and PNM's internal auditors and independent public accountants, and the effectiveness of the business control structure. It also reviews the financial statements of PNM Resources and PNM and oversees PNM Resources' and PNM's financial reporting. The committee represents the Board of Directors in accounting and auditing-related activities of PNM Resources. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit, and to monitor and review the effectiveness of PNM Resources' management of accounting functions. The Audit and Ethics Committee has also determined that, beginning March 31, 2002, the independent auditor of PNM Resources' books and records will not be eligible to provide consulting services for PNM Resources without prior approval of the committee. The Audit and Ethics Committee's charter complies with requirements established by the New York Stock Exchange and is attached to this proxy statement as Exhibit A.

         The BOARD GOVERNANCE AND HUMAN RESOURCES COMMITTEE of PNM Resources consolidates and assumes the functions previously performed by PNM's Nominating and Governance Committee and Compensation and Human Resources Committee. This committee has the responsibility to make recommendations to the Board for nominees for election as directors, as well as recommendations concerning the effectiveness, structure, size, composition, and compensation of the Board, including committee assignments and candidates for election as Chairman of the Board. The committee conducts an annual evaluation of Board performance and effectiveness and, at least annually, reviews conflict of interest questionnaires submitted by directors to determine whether any potential or actual conflict of interest exists. The committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareholders. Suggestions, together with a description of the potential nominee's qualifications, appropriate biographical information, and the potential nominee's signed consent to serve, should be submitted to the Secretary of PNM Resources prior to December 15, 2002, for consideration at the year 2003 Annual Meeting. The committee also reviews PNM Resources' compensation policies and benefit programs and their relationship to the attainment of business goals. The committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long-term results and maximizing shareholder value. The committee reviews PNM Resources' diversity program, conducts an annual performance evaluation of the chief executive officer, and ensures management continuity through annual review and approval of a management development and succession program. The committee interacts with standing employee organizations. In 2001, the committee's oversight of PNM Resources' Code of Conduct and Compliance Program was assumed by the Audit and Ethics Committee.

         The CUSTOMER POLICY COMMITTEE of PNM Resources assumes the functions that the PNM Customer and Public Policy Committee performed in 2001. This committee reviews and monitors policies that deal with PNM Resources' responsibility to the communities in which the holding company or its subsidiaries do business. The subject matter of policies reviewed and monitored includes: customer service, the environment, charitable contributions, government relations, and communications to various constituencies of PNM Resources and PNM. The committee meets with public officials, the media, and other opinion leaders throughout the year to obtain an independent assessment of the company's public reputation.

         The FINANCE COMMITTEE of PNM Resources assumes the functions that PNM's Finance Committee performed in 2001. This committee reviews and recommends to the Board the capital structure and financial strategy for PNM Resources including dividend policy. This committee has oversight of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, capital expenditures, and risk management strategies and policies.

DIRECTOR'S SERVICE POLICY

         On February 19, 2002, the Board of Directors of PNM Resources adopted a service policy addressing various aspects of board service, retirement practices, terms of office and inside directors. An equivalent policy for the PNM Board had been suspended on March 7, 2000, due to the expected transition to a holding company structure, that occurred on December 31, 2001. The following is a summary of the current policy.

         RETIREMENT POLICY. Although there is no age limitation for service on the Board, under normal circumstances a director will not be nominated to serve another term after the term during which the director reaches the age of 72 years. A director who is also an employee of PNM Resources shall, on the date of his or her leaving PNM Resources, submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable.

         TERM LIMITS. No director shall be eligible for nomination for another term if election for that term would result in the director serving for more than twelve (12) years, except: (1) under extraordinary circumstances involving PNM Resources where the Board in its discretion deems it to be in the best interest of PNM Resources for the director to continue serving on the Board for more than twelve (12) years; or (2) the service beyond twelve (12) years is due to the director having been selected to fill a vacancy resulting in serving for a portion of an unexpired term. A nominee for director for a term, which would result in service in excess of twelve
(12) years, shall submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable. Service on the Board of PNM prior to the establishment of PNM Resources as the holding company of PNM shall be counted for purposes of determining term limits under this policy.

         CHIEF EXECUTIVE OFFICER. The Chief Executive Officer ("CEO") of PNM Resources shall be a director and the provisions of this policy regarding age and term limits shall not apply to the CEO as a director. When the director no longer holds the position of CEO of PNM Resources: (1) he or she shall submit a written resignation as a director to the Board for acceptance at such time as the Board, in its discretion, deems advisable; (2) the provisions of this policy regarding service as an inside director, age and term limits shall apply to the director; and, (3) any service on the Board by the director, including the time served on the Board as CEO, shall be counted for purposes of determinations under this policy.

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

                  The following graph assumes that $100 was invested on December 31, 1996, in PNM Common Stock, the S&P Stock Index, and the Philadelphia Utility Index, and that all dividends were reinvested. Historical performance does not necessarily predict future results.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG PNM, THE S & P INDEX AND
                        THE PHILADELPHIA UTILITY INDEX



                                    [graph]



*$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

---------------------------------------- ------ --------- ---------- --------- ----------- -----------
FISCAL YEAR ENDED DECEMBER 31,            1996    1997       1998      1999       2000         2001
---------------------------------------- ------ --------- ---------- --------- ----------- -----------
PNM                                       100     125        111        92        159         171
---------------------------------------- ------ --------- ---------- --------- ----------- -----------
S&P 500                                   100     133        171       208        189         166
---------------------------------------- ------ --------- ---------- --------- ----------- -----------
*Philadelphia Utility Index               100     128        152       127        191         162
---------------------------------------- ------ --------- ---------- --------- ----------- -----------

     *The Philadelphia Utility Index companies are as follows: AES Corporation, Ameren Corporation, American Electric Power, Inc., Consolidated Edison, Inc., Dominion Resources, Inc., DTE Energy Company, Duke Energy Corporation, Edison International, Entergy Corporation, Exelon Corporation, FirstEnergy Corporation, FPL Group Inc., Niagara Mohawk Holdings, Inc., Northeast Utilities, PG&E Corporation, Progress Energy, Inc., Public Service Enterprise Group, Reliant Energy, Inc., Southern Company, and TXU Corporation.

--------------------------------------------------------------------------------
                        AUDIT AND ETHICS COMMITTEE REPORT
--------------------------------------------------------------------------------


         Upon formation of the holding company on December 31, 2001, the PNM Audit Committee became the Audit and Ethics Committee of PNM Resources ("Audit Committee"). A copy of the Audit Committee's charter, adopted on February 19, 2002, is included as Appendix A. However, the report below is based on fulfilling the charter responsibilities of the PNM Audit Committee for 2001.

         The Audit Committee Report is included in this proxy statement to comply with Securities and Exchange Commission ("SEC") rules issued on November 21, 2000. The rules govern disclosures related to audit committee members and auditor services. The Audit Committee has prepared the following report for inclusion in this proxy statement.

         The Audit Committee is currently composed of three directors, Robert
G. Armstrong (Chair), R. Martin Chavez, and Manuel T. Pacheco, who are "independent" under the New York Stock Exchange listing standards. During a portion of 2001, Manuel Lujan, Jr. and John T. Ackerman, both "independent" directors, were members of the PNM Audit Committee until they retired and were replaced by Dr. Chavez and Dr. Pacheco. The Audit Committee operated under a written charter as revised by the Board of Directors on December 11, 2000. As required by the charter, the Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee also recommends to the Board of Directors the independent accountants to be submitted for election by the shareholders.

         Prior to making the recommendation to the Board, the Audit Committee performed its annual evaluation of the quality and cost of service provided by Arthur Andersen LLP ("Arthur Andersen") and an assessment of auditor independence. The Audit Committee reported to the Board and recommended that Arthur Andersen be selected as independent accountants for 2002. In 1992, the Board adopted an Independent Accountant Evaluation and Selection Policy ("Policy"). The Policy was adopted because the Board considers it desirable to periodically change independent accountants in a manner that maintains the appearance and reality of independence and to obtain new perspectives, but not so frequently as to be disruptive or hinder the development of company and operational in-depth knowledge. According to that Policy, each year the Audit Committee evaluates the quality and cost of services provided by the independent accountants. A major review is conducted every five years that includes a Request for Proposal ("RFP") unless extraordinary circumstances exist. After fifteen years of continued service, PNM Resources will consider changing independent accountants. The PNM Board undertook major evaluations of the independent accountants in 1998 and repeated those processes each year thereafter. The Audit Committee elected not to include an RFP in those major evaluations. The Audit Committee has determined that, under current circumstances, an RFP will be issued in 2002 for the audit year 2003 forward. The Audit Committee has also determined that, beginning March 31, 2002, the auditor of PNM Resources' books and records will not be eligible to provide consulting services for PNM Resources without prior approval of the Audit Committee. In addition, the Audit Committee has authorized that an RFP be issued for audit year 2002, to identify a replacement for Arthur Andersen, should the Board determine during the year that a replacement for Arthur Andersen is in the best interest of PNM Resources and its shareholders.

         Management is responsible for PNM Resources' internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of PNM Resources' consolidated financial statements in accordance with generally accepted auditing standards and to issue a report. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that PNM's consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly represent PNM Resources' financial position. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         PNM Resources' independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. This discussion and disclosure informed the Committee of Arthur Andersen LLP's independence as required under Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on the Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in PNM Resources' Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC.

                                          Audit and Ethics Committee

                                          Robert G. Armstrong, Chair
                                          R. Martin Chavez
                                          Manuel T. Pacheco

--------------------------------------------------------------------------------
                 BOARD GOVERNANCE AND HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


         Upon formation of the holding company on December 31, 2001, the functions of the PNM Compensation and Human Resources Committee were assumed by the PNM Resources Board Governance and Human Resources Committee ("Committee"). This report by the Committee includes activities performed by the PNM Compensation and Human Resources Committee.

COMPENSATION POLICIES

         The Committee establishes compensation guidelines and targets based upon the performance of PNM Resources, its subsidiaries and business units, and individual executive officers. The Committee consists of four independent directors who are not PNM Resources employees. The Committee's goal is to establish a compensation program that:

         o        links the interests of management and shareholders,

         o aligns executive compensation with long-term PNM Resources performance, and

         o        attracts and retains executives of high caliber and ability.

         For 2001, the program consisted of review of base salary, short-term incentive compensation, and long-term incentive compensation.

         The Committee believes the compensation program was a factor contributing to PNM's success this past year, including earnings per share of $3.77 and operating revenues of $2.352 billion.

BASE SALARIES

     EXECUTIVE OFFICERS. Each year the Committee reviews base salaries of individual executive officers and their salary ranges. In 2001, base salaries were conservatively tied to the median base salaries of executives in comparable positions within electric and gas utilities together with general industry. Numerous compensation surveys were utilized including Edison Electric Institute, American Gas Association, William M. Mercer, Inc., and Hewitt Associates, LLC.

     CHIEF EXECUTIVE OFFICER. Mr. Sterba was originally employed by PNM from June 6, 1977 to December 31, 1998, when he resigned his position as Executive Vice President and Chief Operating Officer. On February 28, 2000, Mr. Sterba rejoined PNM as President (effective March 6, 2000) at a salary of $350,000. Mr. Sterba was named President and Chief Executive Officer on June 6, 2000, and his salary was increased by $50,000 to $400,000. On October 1, 2000, Mr. Sterba was elected Chairman of the Board. On February 20, 2001, Mr. Sterba's salary was increased by $50,000 to $450,000. In setting Mr. Sterba's salary for 2001, the Committee evaluated competitive utility and general industry practices for companies with revenues similar to PNM.

SHORT-TERM INCENTIVE COMPENSATION

         EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER. In 2001, executive officers, including Mr. Sterba, participated in an officer incentive plan. The plan has "at risk" cash compensation elements tied to individual performance and unit performance, combined with company-wide earnings per share ("EPS") performance, and positive Total Shareholder Return ("TSR") that exceeds the Philadelphia Utility Index which is composed of similarly situated utilities. EPS and TSR goals are approved annually by the Board of Directors. Mr. Sterba's 2001 individual performance goals included measurements related to ensuring business flexibility to implement its wholesale power trading strategy, the Western Resources transaction, maintenance of the company's long-term investment rating, and the overall performance of PNM as measured by the level of goal achievement of each business segment. Other executive officers were measured on achievement of their business unit goals for 2001, which were generally focused on customer satisfaction, cost control, operations efficiency, and business unit earnings per share, with performance targets established for threshold, stretch, and optimal achievements. The 2001 company-wide EPS results were 159% of the targeted business plan goal, and TSR performance exceeded the Philadelphia Utility Index by 23.53 percentage points. Other significant achievements during 2001 include:

         o        achieved record results in revenues, earnings and cash flow,

         o provided 7.2% annual and 171% five-year total return to shareholders,

         o completed formation of the holding company for PNM and its subsidiaries,

         o recognized as "Philanthropic Organization of the Year" by the Association of Fundraising Professionals,

         o        implemented officer stock ownership program,

         o managed risk successfully in the volatile 2001 electric commodity markets,

         o took steps to provide future resources by licensing generation construction sites and purchasing combustion turbines, and

         o        continued improvement in customer satisfaction indicators.

         Award payments were made to participants in February 2002.

LONG-TERM INCENTIVE COMPENSATION

         EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER. On December 31, 2000, the Performance Stock Plan ("PSP") expired and was to be replaced by the new Omnibus Performance Equity Plan ("PEP"). The PEP was approved by shareholders in 2000 and was to become effective upon formation of the holding company. Due to regulatory delays, the formation of the holding company was delayed until December 31, 2001, and stock options were not granted in 2001. However, an additional grant was awarded in December 2000 under the PSP prior to its expiration to cover this period.

         The PEP expands the company's flexibility to structure compensation incentives for officers and employees by rewarding long-term growth and profitability incentives in the emerging competitive environment. The PEP allows for non-qualified stock options, incentive stock options, restricted stock rights, performance shares, performance units and stock appreciation rights. Stock ownership provides additional incentives for eligible employees to devote their best efforts to the company's financial success as well as to perform in the best interest of shareholders, customers, and employees.

CERTAIN TAX MATTERS

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prohibits publicly held companies, such as PNM Resources, from deducting, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders. An amendment to the PEP was approved by shareholders at the 2001 Annual Meeting, which allows certain compensation payable under the plan to be eligible for favorable tax treatment. The Committee endeavors to maximize the deductibility of compensation under Section 162(m) to the extent practicable, but does consider other factors as necessary to achieve the compensation program goals.

                           Board Governance and Human Resources Committee

                                            Paul F. Roth, Chair
                                            Joyce A. Godwin
                                            Theodore F. Patlovich
                                            Robert M. Price

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                               LONG-TERM
                                                    ANNUAL COMPENSATION                       COMPENSATION
                                                                                                 AWARDS
-------------------------------------------------------------------------------------------------------------------------------
                                                                            OTHER ANNUAL       SECURITIES
           NAME AND                                                         COMPENSATION       UNDERLYING        ALL OTHER
      PRINCIPAL POSITION           YEAR         SALARY          BONUS            (a)          OPTIONS (#)       COMPENSATION
-------------------------------------------------------------------------------------------------------------------------------
J. E. Sterba                       2001      $465,255(e)     $472,500(b)         ---                -0-(j)    $ 39,885(g)
Chairman, President                2000       317,114(i)      241,200(f)         ---            325,000        127,464(c)
& Chief Executive Officer          1999(d)       ---             ---             ---              ---            ---
-------------------------------------------------------------------------------------------------------------------------------
R. J. Flynn                        2001      $251,352(e)     $211,830(b)         ---                -0-(j)     $19,755(g)
Executive Vice President           2000       234,808         182,820(f)         ---             65,000          9,691(g)
Electric & Gas Services            1999       193,110          64,400(f)         ---             16,000          5,555(g)
-------------------------------------------------------------------------------------------------------------------------------
M. H. Maerki                       2001      $230,940(e)     $150,000(b)         ---                -0-(j)     $11,745(g)
Senior Vice President              2000       217,393         111,452(f)         ---            49,000           6,652(g)
& Chief Financial Officer          1999       188,732          55,200(f)         ---            16,000           5,281(g)
-------------------------------------------------------------------------------------------------------------------------------
P. T. Ortiz                        2001      $207,100(e)     $123,000(b)         ---                -0-(j)     $ 8,681(g)
Senior Vice President,             2000       197,121          78,982(f)         ---            47,000          10,651(g)
General Counsel & Secretary        1999       170,670          39,900(f)         ---            16,000           3,446(g)
                                                               75,000(h)
-------------------------------------------------------------------------------------------------------------------------------
W. J. Real                         2001      $242,672(e)     $214,900(b)         ---               -0-(j)      $19,106(g)
Executive Vice President Power     2000       219,233         182,820(f)         ---            67,000           7,217(g)
Production & Marketing             1999       173,139          45,600(f)         ---            16,000           3,752(g)
-------------------------------------------------------------------------------------------------------------------------------

(a)      Amounts are less than the established reporting thresholds.

(b) Bonus paid in 2002 for 2001 performance according to the Officer Incentive Plan. The officer plan ties a portion of officer compensation to company-wide earnings per share, positive corporate total shareholder return in excess of the Philadelphia Utility Index, and individual performance.

(c) Relocation expense reimbursements plus amounts pursuant to a plan that provides executives with contribution benefits for earning more than IRS limits imposed for qualified plans.

(d)      Mr. Sterba was not employed by PNM during 1999.

(e) Amounts include sales of accrued vacation hours during 2001, and also reflect increases in base salaries.

(f) Incentives paid in 2000 and 2001 for prior year achievements under the Officer Incentive Plan and the broad-based employee annual incentive program, Results Pay, respectively. In addition, these amounts include any lump sum bonus granted for individual performance.

(g) Amounts are pursuant to a plan that provides executives with contribution benefits for earning more than IRS limits imposed for qualified plans.

(h)      Bonus paid in March 2000 for previous performance.

(i) Salary for partial year of service. Mr. Sterba rejoined PNM on February 28, 2000.

(j) The Public Service Company of New Mexico Performance Stock Plan ("PSP") expired on December 31, 2000. The Omnibus Performance Equity Plan ("PEP"), a new employee stock incentive plan for the new holding company of PNM, was approved by PNM's shareholders on June 26, 2000, amended on July 3, 2001, and became effective upon the date of the mandatory share exchange, December 31, 2001. Therefore, no stock option grants were awarded in 2001.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       OPTION GRANTS AND EXERCISES IN 2001
--------------------------------------------------------------------------------

         The Public Service Company of New Mexico Performance Stock Plan ("PSP") expired on December 31, 2000. The PNM Resources Omnibus Performance Equity Plan ("PEP"), a new employee stock incentive plan for the new holding company of PNM, was approved by PNM's shareholders on June 26, 2000, amended on July 3, 2001, and became effective upon the date of the mandatory share exchange, December 31, 2001. Therefore, no stock option grants were awarded in 2001.

------------------------------------------------------------------------------------------------------------------------------
                                             AGGREGATED OPTION EXERCISES IN 2001
                                               AND 2001 YEAR-END OPTION VALUES

                                                           -------------------------------------------------------------------
                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                                DECEMBER 31, 2001                DECEMBER 31, 2001(a)
------------------------------------------------------------------------------------------------------------------------------
NAME                      SHARES ACQUIRED       VALUE
                            ON EXERCISE      REALIZED(b)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
R. J. Flynn                      -                -              31,399          69,344      $180,948                $616,202
M. H. Maerki                  33,223          $306,924            9,666          55,334       $35,160                $480,277
P. T. Ortiz                      -                -              77,671          54,001      $838,092                $475,429
W. J. Real                    22,603          $239,821           19,765          70,667       $76,540                $621,051
J. E. Sterba                     -                -              41,666         283,334      $151,560              $2,761,877
------------------------------------------------------------------------------------------------------------------------------

(a) Value equals the year-end stock price ($27.95) minus the exercise price, times the number of shares underlying the option. "In-the-Money" means that the year-end stock price was greater than the exercise price of the option.
(b) Value of shares exercised is the market value of the shares on the exercise date minus the exercise price.
--------------------------------------------------------------------------------

RETIREMENT PLAN AND RELATED MATTERS

         In December 1996, the PNM Board of Directors approved changes to the PNM defined benefit plan ("Retirement Plan") and implementation of matching and non-matching contributions to the 401(k) defined contribution plan effective January 1, 1998. PNM contributions to the 401(k) plan consist of a three percent non-matching contribution, and a 75 percent match on the first six percent contributed by the employee on a before-tax basis.

         Through December 31, 1997, the Retirement Plan covered employees who had at least one year of service and had attained the age of 21. Vesting occurred after five years of service. Directors who were not employees did not participate in the Retirement Plan. PNM made no contribution in 2001 to the Retirement Plan for plan year 2000, as the Retirement Plan was adequately funded and was frozen effective December 31, 1997.

         Salaries used in Retirement Plan benefit calculations were frozen as of December 31, 1997. Additional credited service can be accrued under the Retirement Plan up to a limit determined by age and years of service. PNM made contributions in 1998 to the Retirement Plan for plan year 1997 in the amount of $185,000. The amount of any contribution with respect to any one person cannot be determined. The contribution amount is actuarially determined based upon the number of Retirement Plan participants, the participant's age, salary, and years of service.

         The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Vesting of accrued benefits would also occur in the event of a change in control of PNM Resources. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65. The table is based on the Retirement Plan. The amounts shown in the table are not subject to any deduction for Social Security benefits or other offset amounts.

--------------------------------------------------------------------------------
                               PENSION PLAN TABLE
--------------------------------------------------------------------------------
  AVERAGE OF
HIGHEST ANNUAL
  BASE SALARY                                         CREDITED YEARS OF SERVICE
     FOR 3
  CONSECUTIVE    -----------------------------------------------------------------------------------------------------
   YEARS(a)          5(b)           10             15             20            25             30          32 1/2(c)
----------------------------------------------------------------------------------------------------------------------
   $100,000         $10,000       $20,000       $ 30,000      $ 40,000       $ 50,000      $ 60,000       $ 65,000
   $150,000          15,000        30,000         45,000        60,000         75,000        90,000         97,500
   $200,000          20,000        40,000         60,000        80,000        100,000       120,000        130,000
   $250,000          25,000        50,000         75,000       100,000        125,000       150,000        162,500
   $300,000          30,000        60,000         90,000       120,000        150,000       180,000        195,000
   $350,000          35,000        70,000        105,000       140,000        175,000       210,000        227,500
   $400,000          40,000        80,000        120,000       160,000        200,000       240,000        260,000
   $450,000          45,000        90,000        135,000       180,000        225,000       270,000        292,500
----------------------------------------------------------------------------------------------------------------------

(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under PNM's Master Employee Savings Plan and Trust and PNM's Executive Savings Plan. Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.
(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.
(c) The maximum number of years generally taken into account for purposes of calculating benefits under the non-contributory defined benefit plan. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.
--------------------------------------------------------------------------------

         Credited years of service, which can be used to calculate benefits as shown in the above table, have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below, and the supplemental employee retirement arrangements discussed below. Credited years of service computed as of December 31, 2001, are as follows: Mr. Sterba, 25.097 years; Mr. Flynn, 7.083 years; Mr. Maerki,
28.483 years; Mr. Ortiz, 14.000 years; and Mr. Real, 23.333 years. The executive officers' remuneration that would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement arrangements discussed below. As of December 31, 2001, the remuneration used to calculate benefits was as follows: Mr. Sterba, $183,335; Mr. Flynn, $161,163; Mr. Maerki, $170,900; Mr. Ortiz, $138,332; and Mr. Real,
$135,000. The remuneration used by the plan was frozen as of December 31, 1997.

         Under Section 401(a)(17) of the Code there is a limitation on the amount of compensation that can be considered in determining retirement benefits under qualified retirement plans. In June 1998, the PNM Board of Directors approved a plan to give executives with earnings in excess of the Code Section 401(a)(17) limitation ($170,000 for 2001) an opportunity to participate in a non-qualified plan and receive the 3% company contribution and a 75 cent on the dollar match for the first 6% contributed by the employee for eligible earnings in excess of the compensation limitation. The non-qualified plan also permits executives to contribute amounts in excess of the Code Section 402(g) limitations on elective deferrals. Eighteen officers were eligible to participate in the Executive Savings Plan in 2001.

         In January 1981, the PNM Board of Directors approved a non-qualified executive benefit program for a group of management employees. The Accelerated Management Performance Plan, or AMPP, was intended to attract, motivate and retain key management employees. Mr. Maerki and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement. The AMPP, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision that allows key management employees who have not attained the maximum credits for years of service to receive a reduced benefit from the plan upon accepting early retirement. Monthly benefits received pursuant to the AMPP are offset by monthly benefits received pursuant to the Retirement Plan.

         As approved by the PNM Board of Directors in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement, Mr. Maerki's retirement benefits will be computed as if he had been an employee of PNM since February 15, 1974.

         As approved by the PNM Board of Directors in 2000, supplemental employee retirement agreements were entered into with Mr. Sterba and Mr. Ortiz. Under the terms of the agreement with Mr. Sterba, he will earn additional years of credited service so that, if he remains employed by PNM until February 28, 2005, he will be credited with 30 years of service. Mr. Sterba's agreement also provides that, until February 28, 2005, his eligibility for retiree medical benefits will be determined as if he attained 20 years of credited service with PNM at age 45. Under the terms of the agreement with Mr. Ortiz, he will earn additional years of credited service so that, if he remains employed by PNM until January 1, 2010, he will be credited with 30 years of service. This agreement also provides that, until Mr. Ortiz reaches the age of 55, his eligibility for retiree medical benefits will be determined as if he had attained 20 years of credited service with PNM at age 45.

         The PNM Board of Directors has approved the establishment of an irrevocable grantor trust, under provisions of the Code, generally in connection with the AMPP and the supplemental retirement arrangements with Mr. Montoya, Mr. Sterba, Mr. Ortiz, Mr. Maerki, and certain former executive officers. PNM may, but is not obligated to, provide funds to the trust, which was established with an independent trustee, to aid in meeting its obligations under those arrangements. Funds in the amount of $12.7 million have been provided to the trust since 1989. Distributions have been made from the trust since 1989. No additional funds have been provided to the trust. In connection with amendments to the Executive Retention Plan discussed below, the Executive Savings Plan and supplemental retirement arrangements would be required to be funded through the trust upon a change in control of PNM.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

         The PNM Board of Directors adopted the Executive Retention Plan, or the Retention Plan, effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. The Retention Plan provides certain severance benefits should the employee be terminated from PNM as a result of a change in control of PNM, and the employee is not immediately re-employed by the successor company, if that termination is (a) for reasons other than cause, or (b) by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base compensation for executive officers; (ii) reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; (iii) certain insurance benefits that are substantially similar to those received by the employee immediately prior to termination of employment; (iv) certain other amounts; and (v) if an employee receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Code, then PNM will reimburse the employee in an amount equal to that which places the employee in the same after-tax position as if no excise tax had been imposed. The Retention Plan was effective for an initial term through December 31, 1992, and is to continue in effect until terminated by the Board. The Retention Plan is also subject to automatic extension, or revival if it has been terminated, for certain events relating to potential changes in control.

         PNM also has a Non-union Severance Pay Plan that covers non-union employees, including executives, who are terminated due to the elimination of their positions. Executives are eligible, upon signing a release agreement, for a lump sum payment equal to one year of base salary and reimbursement for placement assistance expenses incurred during the year after being terminated up to 5% of base salary. Executives are also eligible for regular severance pay in the amount of two months of base salary, plus one additional week of base salary for each year of service, continuation of certain insurances, and health care benefits for up to 12 months. Severance benefits shall not exceed the equivalent of twice the participant's annual compensation. If an employee is to receive benefits under the Retention Plan, severance benefits are not available to that employee under the Non-union Severance Pay Plan.

         Certain other plans in which the named executive officers participate contain provisions that are triggered by a change in control of PNM. These include the PSP, under which immediate vesting of stock options occurs upon a change in control, and the PNM Resources, Inc. PEP, which provides for immediate vesting upon eligible termination due to a change in control. The terms of the change in control provisions are similar among the plans but do have some variations. The Board of Directors is considering whether a uniform definition of "change in control" should be adopted to apply to all plans. The reorganization of PNM into a holding company structure on December 31, 2001, did not trigger any of the change in control provisions discussed above.

--------------------------------------------------------------------------------
             PROPOSAL 2: APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
                         (PROPOSAL 2 ON YOUR PROXY CARD)
--------------------------------------------------------------------------------


         The Audit and Ethics Committee ("Committee") has performed its annual evaluation of the quality and cost of services provided by Arthur Andersen LLP ("Arthur Andersen") and an assessment of auditor independence. The Committee reported to the Board complete satisfaction with the services provided by Arthur Andersen and recommended that Arthur Andersen be selected as independent public accountants for 2002. The Board agrees with the Committee's recommendations, as described in the Committee report contained in this proxy statement, and the Committee will issue a Request for Proposals ("RFP") for outside auditing services for 2003. The Committee has also authorized the issuance of an RFP for alternative auditing services for 2002, if the Board determines during the year that a replacement for Arthur Andersen is in the best interest of PNM Resources and its shareholders. The Board of Directors is recommending that the shareholders approve the selection of Arthur Andersen as independent accountants for 2002, subject to the authority of the Board to select a different independent accounting firm at any time during the year if the Board, in its discretion, determines that the change is in the best interest of PNM Resources and its shareholders.

         A representative of Arthur Andersen will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

AUDIT FEES FOR 2001

         AUDIT FEES include the consolidated audit, quarterly review of consolidated financial statements and audits of specific transaction cycles. Aggregated fees billed by Arthur Andersen for the year 2001 were $458,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees for financial information system design and implementation in 2001.

ALL OTHER FEES

         AUDIT-RELATED SERVICE FEES include statutory audit of subsidiaries, benefit plan audits, acquisition due diligence, accounting consultation, various attest services under professional standards, assistance with registration statements, comfort letters, consents and other major transaction analysis. Aggregated fees billed by Arthur Andersen for the year 2001 were $679,500.

         TAX COMPLIANCE AND ADVISORY FEES include the review of the company's consolidated tax return and tax planning and advisory services. Aggregated fees billed by Arthur Andersen for the year 2001 were $597,000.

         CONSULTING AND OTHER FEES billed by Arthur Andersen for the year 2001 for all services other than those described above were $3,419,000. These services were largely related to the proposed acquisition of Western Resources, Inc.

         The Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence. The Committee has also determined that, beginning March 31, 2002, the auditor of PNM Resources' books and records will not be eligible to provide consulting services for PNM Resources without prior approval of the Committee.

         Total fees paid to Arthur Andersen LLP for the year 2001 aggregated $5,154,000.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

         The Securities Exchange Act of 1934 requires executive officers and directors to file certain reports of ownership and changes in ownership with the SEC. Based upon a review of reports filed with the SEC, all reports required to be filed pursuant to Section 16(a) of the Exchange Act with respect to 2001 reporting were filed on a timely basis.

ANNUAL REPORT AND OTHER MATTERS

         PNM Resources' Annual Report, including consolidated financial statements, was mailed to shareholders beginning on April 10, 2002. COPIES OF THE 2001 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO BARBARA BARSKY, SENIOR VICE PRESIDENT, COMMUNICATIONS, INVESTOR SERVICES AND COMMUNITY RELATIONS, ALVARADO SQUARE, MAIL STOP 2806, ALBUQUERQUE, NM 87158, or electronically at INVESTORRELATIONS@PNM.COM. You may also obtain our SEC filings through the Internet at HTTP://WWW.PNM.COM or HTTP://WWW.SEC.GOV.

SHAREHOLDER PROPOSALS FOR THE YEAR 2003 ANNUAL MEETING

         If you want us to consider including a proposal in our proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC, and your proposal must be received at our principal executive offices no later than December 11, 2002.

         If you intend to present a proposal at next year's annual meeting, but do not want the proposal to be included in our next year's proxy statement and form of proxy, then you must submit the proposal to the Secretary of PNM Resources no later than January 10, 2003, in accordance with the specific procedural requirements set forth in our bylaws.

         Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:

         Secretary
         PNM Resources, Inc.
         Alvarado Square, Mail Stop 2822
         Albuquerque, NM  87158

         If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:

         Assistant Corporate Secretary
         PNM Resources, Inc.
         Alvarado Square, Mail Stop 2850
         Albuquerque, NM  87158
         505-241-2205

         For next year's annual meeting of shareholders, the persons appointed by the proxy to vote shareholders' shares will vote those shares according to their best judgment on any shareholder proposal that PNM Resources receives after January 10, 2003.

SOLICITATION

         The enclosed proxy is being solicited on behalf of PNM Resources' Board of Directors. This solicitation is being made by mail but also may be made in person, by telephone or via the Internet. We have hired Georgeson Shareholder to assist in the solicitation, for an estimated fee of $4,000. PNM Resources will pay all costs related to solicitation.

REVOCABILITY OF PROXY

         You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.

                                            By Order of the Board of Directors

                                            /s/ Patrick T. Ortiz

                                            Patrick T. Ortiz
                                            Senior Vice President,
                                            General Counsel and Secretary

                                                                       EXHIBIT A

                                     CHARTER
                               PNM RESOURCES, INC.
                           AUDIT AND ETHICS COMMITTEE


STATEMENT OF PURPOSE

The Audit and Ethics Committee (the "Committee") shall be a standing committee appointed by the Board of Directors consisting of at least three outside directors who are free of any relationships that would interfere with their exercise of independent judgment. The Committee and its designees will be granted unlimited accessibility to all PNM Resources' records, property, and employees. The committee has the authority to initiate and supervise investigations into any matters within the scope of its duties and responsibilities through the employment of any resources including outside counsel, if deemed necessary.

An annual report will be completed for the Board of Directors regarding the Committee's accomplishments. The Committee will periodically review its charter and recommend appropriate changes to the Board of Directors. The Committee may retain independent consultants, as appropriate, and take such other actions as may be necessary to achieve the following duties and responsibilities:

DUTIES AND RESPONSIBILITIES


    A.  ASSESS EXTERNAL AUDIT

    1. The outside auditors are ultimately accountable to the Board and the Committee. The Board of Directors and the Committee have the authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. The Board and the Committee will follow the Independent Accountant and Selection Policy approved on July 7, 1992, regarding the outside auditors. The major provisions of this policy include:

            o The Committee shall annually undertake an evaluation (against specific criteria defined in the policy) of the quality and cost of services provided to the company by its selected independent accountants. This occurs in preparation for the annual recommendation to the Board as to the nomination of independent accountants for the following year.

            o No later than every five years, absent extraordinary circumstances, the Committee should undertake a major review of the services being provided by the independent accountants. Issuance of Request for Proposals ("RFP") from independent accountants will be included in this review. This RFP process will allow the Committee to properly assess the quality and cost of services being provided.

            o After fifteen years of continued service from a particular independent accounting firm, the company will consider changing independent accountants.

    2. At least annually, the Committee shall obtain from the outside auditors a formal written statement delineating all relationships between the outside auditors and the company. The Committee shall discuss with the outside auditors any relationships or services provided to the company that may impact the objectivity and independence of the outside auditors. The Committee shall recommend to the Board of Directors any appropriate action to be taken in response to the reports that may be necessary to satisfy itself of the independence of the outside auditors.

    3. Discuss the scope, objectives, staffing, reliance upon management and procedures to be included in the annual audit with the outside auditors, including the coordination of audit effort with the internal audit staff.

    4. Review with financial management and the outside auditors the company's quarterly and annual financial statements prior to filing. Discuss any significant changes to the company's accounting principles and any items required to be communicated in accordance with Statement of Accounting Standards No. 61. In particular the Committee shall review and discuss: significant accounting policies; management judgments and accounting estimates; significant audit adjustments; disagreements with management, including accounting principles, scope of audit, and disclosures; consultation with other accountants by management; the quality of the accounting principles and underlying estimates used in the preparation of the company's financial statements; the clarity of the financial disclosure practices used or proposed by the company; and, the outside auditors' views about the reasonableness of management's choices of accounting principles from the perspective of income, asset and liability recognition, and whether those practices are common practices or minority practices.

    5. Review any restrictions placed on the outside auditors in performance of their work, and the cooperation received from company personnel.

    6. Report the results of the outside auditors' examination of the company's financial statements to the Board of Directors.

    7. Maintain a direct line of communication with the outside auditors including meeting with them without company personnel present whenever deemed appropriate by the Committee or at the request of the outside auditors.


    B. ASSESS THE BUSINESS CONTROL STRUCTURE

    Review the company's business control structure by performing the following:

    1. Obtain periodic briefings by senior management regarding financial performance, business and financial risks, exposures and other issues, financial reporting issues and changes, litigation issues, internal controls, laws and regulations, and including oversight and responsibility for Senior Executive expense reimbursement. Request briefings from Senior Management on areas of operational risk that may impact company financial health. Review and monitor risk mitigation and management methods designed to address these risks.

    2. Review reports prepared by the internal and external auditors regarding risks outside the acceptable limits established by management and the Board. The Committee should consider the actions taken by management in response to the internal and external auditors' suggestions.

    3. Review the effectiveness of management's program to assure compliance with the requirements of laws and regulations and all associated risks. Ensure Internal Audit is sufficiently involved in review of company compliance with laws and regulations.

    4.   Review and monitor the company's Code of Conduct and Compliance
         Program.


    C. OVERSEE THE WORK OF THE INTERNAL AUDITORS

    1. Review and approve the Audit Services Department plan for assessing and reviewing business risks and the activities and mechanisms implemented by management to keep risks within acceptable limits.

    2. Assess whether the Audit Services Department is meeting the objectives defined by the Committee and senior management to:

            o Add value to the overall operation of the company through review of work performed, as reflected in the audit comments issued (operational perspective and preventative nature of recommendations), and in survey results from auditees;

            o Perform reviews in a proactive manner, evidenced by scheduled and reported involvement in key business projects company-wide (new systems in development, reengineering of significant business processes, quality initiatives, steering committees, advisory boards, etc.);

            o Evaluate the internal audit process for continual improvement opportunities and to incorporate best practices found through research within and outside the industry, with the objective to better serve internal and external customers, as evidenced by periodic presentations by the Director of Audit Services of new methods and process changes.

    3. Perform a formal evaluation of the performance of the Director of Audit Services at least annually with quarterly feedback regarding accomplishment of the mission and scope of coverage. The Committee must concur on the selection of any candidate for the position of Director of Audit Services.

                   THIS PAGE WILL CONTAIN A MAP AND DIRECTIONS
                     TO THE SOUTH BROADWAY CULTURAL CENTER.

                                     [LOGO]

Fellow shareholder,

Your company's Board of Directors cordially invites you to attend the first annual meeting of shareholders of PNM Resources, Public Service Company of New Mexico's new holding company. The meeting will be held on Tuesday, May 14, beginning at 9:30 a.m., at the South Broadway Cultural Center in Albuquerque.

The annual meeting offers an opportunity to become acquainted with me and the other directors, together with all the members of the PNM Resources executive team, and to discuss our plans for the future. For shareholders who do not join us in person, we will be making my presentation available on the PNM.COM web site on the day of the meeting.

If you are unable to attend this year's meeting, please take a few moments to read the enclosed proxy statement and cast your vote for the election of directors and the appointment of our auditor for 2002. This year, in another first for our company, we are offering shareholders the option to register their votes by telephone or over the Internet, as well as with the traditional mail-in ballot.

As you will see in the annual report that accompanies this mailing, 2001 was an extraordinarily successful year for PNM. In 2002, our challenge is to build on that success while we continue to safeguard your investment. On behalf of all the men and women who work for PNM Resources and PNM, I thank you for your continued confidence in us.

Sincerely,

/s/ Jeffry E.Sterba

Jeffry E.Sterba,
Chairman, President & CEO

    The Annual Meeting of Shareholders of PNM Resources, Inc., will be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on May 14, 2002.


                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                                     PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED DOES HEREBY CONSTITUTE AND APPOINT R.G. ARMSTRONG,T.F. PATLOVICH, AND R.M. PRICE, AND EACH OR ANY ONE OF THEM,TRUE AND LAWFUL ATTORNEY-IN-FACT AND PROXY FOR THE UNDERSIGNED,WITH FULL POWER OF SUBSTITUTION,TO REPRESENT AND VOTE THE COMMON STOCK OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF PNM RESOURCES, INC., TO BE HELD AT THE SOUTH BROADWAY CULTURAL CENTER, 1025 BROADWAY SE, ALBUQUERQUE, NEW MEXICO, AT 9:30 A.M., MOUNTAIN DAYLIGHT TIME, ON MAY 14, 2002 AND AT ANY ADJOURNMENTS THEREOF, ON ALL MATTERS COMING BEFORE SAID MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED,WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON.WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE. IF STOCK IS HELD JOINTLY,EACH OWNER SHOULD SIGN. IF STOCK IS OWNED BY A CORPORATION,PLEASE SIGN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           YOUR VOTE IS IMPORTANT!
                      YOU CAN VOTE IN ONE OF THREE WAYS:

OPTION 1: VOTE OVER THE INTERNET -- AVAILABLE UNTIL 5:00 PM EASTERN TIME ON
          MAY 13,2002.

 1. Read the accompanying Proxy Statement.
 2. Have your 12-digit control number and company number located on your voting ballot available.
 3. Point your browser to http://proxy.georgeson.com.
 4. Follow the instructions. You will be given two choices:
    o  You can simply cast your vote;or
    o You can cast your vote and register to receive all future stockholder communications electronically, instead of in print.
      This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail. or

OPTION 2: VOTE BY TELEPHONE -- AVAILABLE UNTIL 5:00 PM EASTERN TIME ON
          MAY 13,2002.

 1. Read the accompanying Proxy Statement.
 2. Have your 12-digit control number located on your voting ballot available.
 3. Using a touch-tone phone, call, toll-free:1-800-732-6583
 4. Follow the recorded instructions. or

OPTION 3: VOTE BY PAPER BALLOT

 1. Read the accompanying Proxy Statement.
 2. Mark your vote on the enclosed paper ballot and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or the telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help PNM Resources reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.

                   --------------------   --------------------
                      COMPANY NUMBER         CONTROL NUMBER
                   --------------------   --------------------


                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

    PLEASE MARK
|X| VOTES AS IN
    THIS EXAMPLE.

    ----------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                       DIRECTORS AND "FOR"PROPOSAL 2.
    ----------------------------------------------------------------------

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of Directors R. Martin Chavez, Joyce A. Godwin, Paul F. Roth and Manuel T.Pacheco


Mark one:
                  FOR              WITHHOLD AUTHORITY          FOR ALL
              ALL NOMINEES           TO VOTE FOR ALL        NOMINEES LISTED
              LISTED ABOVE        NOMINEES LISTED ABOVE      ABOVE EXCEPT
                  | |                     | |                     | |

2. Approve appointment of Arthur Andersen LLP as independent public accountants for 2002, subject to the authority of the Board to select a different independent accounting firm at any time during the year if the Board, in its discretion, determines that the change is in the best interest of PNM Resources and its shareholders.

                            FOR    AGAINST    ABSTAIN
                            | |      | |        | |


3.       Conduct other business properly brought up at the meeting.






                -------------------------------       ----------------
                Signature                             Date

                -------------------------------       ----------------
                Signature (if held jointly)           Date

                                    [LOGO]

April 10, 2002

Dear MESP Participant:

     In connection with the Annual Meeting of Shareholders of PNM Resources, Inc.on May 14, 2002, you may direct the voting of shares of PNM Resources common stock held by the Public Service Company of New Mexico Master Employee Savings Plan and Trust ("MESP") which are allocated to your account.

     The MESP requires the MESP Committee to provide voting instructions to the Trustee, the Vanguard Group, for all shares held under the plan. Your voting directions will be received in confidence and tallied by the solicitor for PNM Resources, Georgeson Shareholder, who will only provide the MESP Committee with the cumulative results of all of the express directions received, so that the MESP Committee may instruct the Trustee to vote your allocated shares in accordance with the express directions received from you. No individual participant vote information will be provided to the MESP Committee.

     In certain limited circumstances, the MESP Committee may have a fiduciary obligation to override your voting instructions. Although the MESP Committee does not anticipate that such circumstances will arise regarding this vote, if they do, you will be advised.

     If no timely express directions are received from you, then the MESP Committee shall instruct the Trustee to vote the shares allocated to your account as follows:

         o        FOR the four nominees for directors of PNM Resources.

         o FOR the appointment of Arthur Andersen as independent public accountants for 2002, subject to the authority of the Board to select a different independent accounting firm at any time during the year if the Board, in its discretion, determines that the change is in the best interest of PNM Resources and its shareholders.

         o IN ACCORDANCE WITH the best judgment of the MESP Committee's authorized representative, who will attend the meeting, on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

         We encourage you to direct the voting of the shares allocated to your MESP account by voting over the Internet or by telephone on or before May 13, 2002 at 5:00 p.m., Eastern Time or by signing and mailing the vote authorization form attached below so that it is received prior to the Annual Meeting. If you vote over the Internet or by telephone, you may change your express voting directions up until the deadline for voting over the Internet or by telephone.

                                         Sincerely,

                                         /s/ Ramon M. Gonzales

                                         Ramon M. Gonzales
                                         MESP Committee Chairperson


                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                                     FORM

                             VOTE AUTHORIZATION FORM

         I understand that The Vanguard Group is the holder of record and custodian of all shares of PNM Resources common stock held by the Public Service Company of New Mexico Master Employee Savings Plan and Trust ("MESP") which are allocated to my MESP account. Further, I understand that I have the right to direct the MESP Committee as to the manner in which the MESP Committee is to direct The Vanguard Group to vote the shares allocated to my account and that my voting instructions are solicited on behalf of PNM Resources'Board of Directors for the Annual Meeting of Shareholders of PNM Resources to be held on May 14, 2002.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Instructions for Directing the Voting of MESP Shares Allocable to You:
(PLEASE NOTE THAT THIS FORM IS ONLY FOR VOTING MESP SHARES. YOU MUST USE THE SEPARATE PROXY CARD PROVIDED TO YOU TO VOTE SHARES HELD DIRECTLY BY YOU.)

MESP Participants may submit their voting directions in one of three ways:

OPTION 1: VOTE OVER THE INTERNET -- AVAILABLE UNTIL 5:00 PM EASTERN TIME ON
          MAY 13, 2002.

1. Read the accompanying proxy statement.
2. Have your 12-digit control number and company number shown below available.
3. Point your browser to HTTP://PROXY.GEORGESON.COM.
4. Follow the instructions.

OPTION 2: VOTE BY TELEPHONE-- AVAILABLE UNTIL 5:00 PM EASTERN TIME ON MAY 13,
          2002.

                                       or

1. Read the accompanying proxy statement.
2. Have your 12-digit control number shown below available.
3. Using a touch-tone phone, call toll-free 1-800-732-6583.
4. Follow the recorded instructions.

                                       or

OPTION 3: VOTE BY PAPER BALLOT.

1. Read the accompanying proxy statement.
2. Mark, sign and date your vote authorization form and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or the telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help PNM Resources reduce postage and proxy tabulation costs. Please do not return the enclosed paper vote authorization form if you are voting using the Internet or telephone.

                   --------------------   --------------------
                      COMPANY NUMBER         CONTROL NUMBER
                   --------------------   --------------------

       - TO VOTE BY MAIL, PLEASE DETACH THE VOTE AUTHORIZATION FORM HERE -
--------------------------------------------------------------------------------

    PLEASE MARK
|X| VOTES AS IN
    THIS EXAMPLE.

Accordingly, you are to vote my shares as follows:

 1. Election of Directors:
    Dr. R.Martin Chavez, Ms. Joyce A. Godwin, Mr. Paul F. Roth, and Dr. Manuel T. Pacheco

Mark one:
                  FOR              WITHHOLD AUTHORITY          FOR ALL
              ALL NOMINEES           TO VOTE FOR ALL        NOMINEES LISTED
              LISTED ABOVE        NOMINEES LISTED ABOVE      ABOVE EXCEPT
                  | |                     | |                     | |

___________________________________________________________________________


 2. Approve appointment of Arthur Andersen LLP as independent public accountants for 2002, subject to the authority of the Board to select a different independent accounting firm at any time during the year if the Board, in its discretion, determines that the change is in the best interest of PNM Resources and its shareholders.

                            FOR    AGAINST    ABSTAIN
                            | |      | |        | |


 3. Conduct other business properly brought up at the meeting.




The MESP Committee is hereby authorized to instruct the MESP Trustee to vote any shares attributed to me in the MESP Trustee's trust capacity as indicated above.


----------------      ---------------------------------
Date                                  Signature